Exhibit 99.1

NEWS RELEASE		TALX

	Contacts:	L. Keith Graves
Phone: 314-214-7000
E-mail: lkg@talx.com

TALX COMPLETES ACQUISITION
OF SHEAKLEY’S UNEMPLOYMENT COST MANAGEMENT
AND EMPLOYMENT VERIFICATION BUSINESSES

     ST. LOUIS, MO (March 31, 2004) — TALX Corporation (NASDAQ: TALX) said it completed the previously announced acquisition of substantially all of the assets of the unemployment cost management and employment verification businesses of The Sheakley Group of Companies for approximately $39 million.

     Among the strengths that the acquired businesses bring to TALX are a significant expansion of the customer base for its unemployment cost management business; additional employment records for the database of The Work Number, the nation’s leading automated employment and income verification service, and more cross-selling opportunities. The Ohio-based businesses’ strong market niches, solid senior management team, and experienced staff also fit well with TALX’s strategic emphasis on payroll/HR-related services and the company’s track record of innovation in helping clients manage those functions efficiently and effectively.

     The acquired businesses had revenues of approximately $18 million in 2003. The acquisition is expected to be immediately accretive to TALX’s earnings, adding $0.05 to $0.10 to earnings per share in the fiscal year ending March 31, 2005.

     The cash acquisition was financed through an expanded credit facility with five lenders, two of which provided the company’s prior credit facility.

     TALX Corporation is a leading business process outsourcer of payroll data-centric services. Based in St. Louis, Missouri, TALX holds a leadership position in two key employment-related services — automated employment and income verification services via The Work Number and unemployment cost management services via UC eXpress. TALX also provides paperless payroll services, W-2 services and automated time entry and approval services. The company’s common stock trades on the NASDAQ Stock Market under the symbol

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TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s Web site at www.talx.com.

Statements in this news release expressing the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, anticipated benefits to TALX’s earnings in fiscal 2005 and any other plans, objectives, expectations and intentions that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements.

These risks include, but are not limited to (1) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (2) the risks associated with pending litigation, investigations, and possible future proceedings as a result of matters related to our recent financial statement restatements; (3) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services; (4) risks associated with our ability to maintain the accuracy and confidentiality of our clients’ employee data; (5) the risk that our revenues from The Work Number may fluctuate due to changes in the level of residential mortgage activity and interest rates; (6) risks associated with our ability to prevent breaches of confidentiality as we initiate large-scale processing of verifications; (7) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability could be significantly harmed if those requirements were relaxed; (8) risks associated with any modifications to or failures to extend work opportunity or welfare to work tax credit laws; (9) risks associated with any interpretation of laws prohibiting the unauthorized practice of law to include the unemployment cost management or tax services that we provide; (10) risks associated with future challenges regarding applicability of the Fair Credit Reporting Act or any new privacy legislation or interpretation of existing laws; (11) risks associated with changes in economic conditions or unemployment compensation laws; (12) risk of interruption of our computer network and telephone operations including potential slowdown or loss of business as potential clients review our operations; and (13) risk of loss of revenue associated with the discontinuance of 900 number telephone service. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.

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